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J.P. Morgan Series Trust
C/o JP Morgan Fund Distributors Inc.
1211 Avenue of the Americas
New York, NY 10036



November 19, 2001


VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: J.P. Morgan Series Trust (File Nos. 811-07795 and 333-11125); Amendment to Registration Statement on Form N-1A on behalf of the U.S. High Yield Bond Fund


Ladies and Gentlemen:

     The undersigned hereby requests that the effective date for the above-referenced Registration Statement be accelerated so that it will become effective on Tuesday, January 1, 2002 at 9:00 a.m., New York time, or as soon thereafter as may be practicable.



Very truly yours,

J.P. Morgan Series Trust




/s/ Michael Moran
-----------------
    Michael Moran
Vice President and Assistant Treasurer